UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2007 (May 22, 2007)

UAP HOLDING CORP.
(Full Title of Plan)

Delaware	000-51035	11-3708834
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

UAP Holding Corp.

7251 W. 4th Street

Greeley, Colorado  80634

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (970) 356-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)

On May 22, 2007, UAP Holding Corp. (the “Company”), pursuant to authorization of the Compensation Committee of the Board of Directors of the Company, entered into change of control employment agreements (the “Change of Control Agreements”) with our executive officers and certain other key employees.  The forms of the Change of Control Agreements are filed as Exhibits 10.1 through 10.4 to this Current Report on Form 8-K.

Each of our executive officers, including Kenny Cordell (the Company’s President and Chief Executive Officer), David Bullock (the Company’s Executive Vice President and Chief Financial Officer), Todd Suko (the Company’s Vice President, General Counsel and Secretary), Kevin Howard (the Company’s Executive Vice President, Products Company), Dave Tretter (the Company’s Executive Vice President, Distribution), Dean M. Williams (the Company’s Executive Vice President, Distribution), Kent McDaniel (the Company’s Executive Vice President, HR & Administration), Alan Kessock (the Company’s Chief Accounting Officer), Jeffrey M. Tarsi (the Company’s Executive Vice President, Strategic Planning), and certain other employees are party to a Change of Control Agreement.

The Change of Control Agreements provide that if the executive officer’s employment is terminated by the Company without “cause” or by the executive officer for “good reason” during the two-year period following a change of control of the Company, subject to his execution and non-revocation of a general release of claims against the Company and its affiliates, the Company will pay the executive officer a lump sum cash payment consisting of:

(i) any unpaid base salary through the date of termination, a pro-rata target bonus for the year of termination, and any accrued vacation pay to the extent not previously paid; and

(ii) the product of (x) two (for Mr. Cordell) or 1.5 (for Messrs. Bullock, Tretter, Howard, McDaniel, Williams, and Suko (collectively, the “Level Two Executives”)), and (y) the sum of the executive officer’s annual base salary and target bonus, or in the case of Messrs. Kessock, Tarsi, and certain other employees (collectively, the “Level Three Executives”), an amount equal to one-times the executive officer’s annual base salary.

In addition, the executive officers would become entitled to continuation coverage under the Company’s health care plans at the Company’s sole expense for 18 months (12 months in the case of the Level Three Executives) following the date of termination.

Each of Mr. Cordell and the Level Two Executives would be eligible for tax gross-up payments in reimbursement for change in control excise taxes imposed on the severance payments and benefits, unless the value of the payments and benefits does not exceed 110% of the greatest amount payable without triggering the excise taxes, in which case the payments and benefits will be reduced to the maximum amount. With respect to each of the Level Three Executives, the Company will reduce severance payments and benefits to the greatest amount payable without triggering the excise taxes if the reduction in payments results in a larger after-tax return to the executive.

Each Executive is subject to a one-year post-termination non-solicitation covenant and an on-going confidentiality covenant.

Item 9.01.              Financial Statements and Exhibits.

(d)                                 Exhibits:

10.1	Change of Control Employment Agreement between Larry K. Cordell and UAP Holding Corp., dated as of May 22, 2007.
10.2	Form of Change of Control Employment Agreement (for David Bullock, Todd Suko and Kent McDaniel).
10.3	Form of Change of Control Employment Agreement (for Kevin Howard, Dean Williams and David Tretter).
10.4	Form of Change of Control Employment Agreement (for Alan Kessock, Jeff Tarsi and the other Level Three Executives).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the trustees (or other persons who administer the employee benefit plan) have duly caused this current report to be signed on their behalf by the undersigned hereunto duly authorized.

Date:  May 29, 2007

UAP Holding Corp

/s/ Todd Suko
Todd Suko
Vice President, General Counsel
and Secretary

EXHIBIT INDEX

Exhibit Number	Document

10.1	Change of Control Employment Agreement between Larry K. Cordell and UAP Holding Corp., dated as of May 22, 2007.
10.2	Form of Change of Control Employment Agreement (for David Bullock, Todd Suko and Kent McDaniel).
10.3	Form of Change of Control Employment Agreement (for Kevin Howard, Dean Williams and David Tretter).
10.4	Form of Change of Control Employment Agreement (for Alan Kessock, Jeff Tarsi and the other Level Three Executives).